CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated October 29, 2009 on the financial statements of Monteagle Large Cap Growth Fund and Monteagle Quality Growth Fund, as of August 31, 2009 and for the periods indicated therein and to the references to our firm in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
November 13, 2009